Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“Agreement”) is made and entered into as of 14 August, 2026 (the “Effective Date”), by and between:

1. Happy City Holdings Limited, a publicly listed company incorporated and existing under the laws of British Virgin Islands, with its principal executive office at 30 Cecil Street, #19-08 Prudential Tower, Singapore (“Buyer”);

2. Li Yong, citizen of Hong Kong (identification number [*]) of Room 29-33, 5/F, Beverley Commercial Centre, 87-105 Chatham Road, Tsim Sha Tsui, Hong Kong (“Seller A”); and

3. Liang Jinbin, citizen of Hong Kong (identification number: [*])) of Room 29-33, 5/F, Beverley Commercial Centre, 87-105 Chatham Road, Tsim Sha Tsui, Hong Kong (“Seller B”).

RECITALS

WHEREAS, the Seller A owns 51% of the issued and outstanding shares (the “Shares”) of Wing Shing International Consultancy Limited, a company incorporated under the laws of Hong Kong (the “Target Company”), and the Seller B owns 49% of the Shares of the Target Company (the aggregate of Seller A and Seller B are referred as the “Sellers”);

WHEREAS, the Buyer desires to acquire, and the Sellers desires to sell, 100% of the shares of the Target Company in exchange for newly issued Class A ordinary shares (“Class A Ordinary Shares”) of the Buyer;

WHEREAS, the agreed valuation of 100% of the Target Company is HK$20,400,000 (equivalent to USD2,598,726), determined on a Price-to-Earnings (P/E) multiple basis as detailed in the Valuation Report;

WHEREAS, the purchase consideration shall be paid in Class A Ordinary Shares of the Buyer at an issuance price of USD1.98 per Class A Ordinary Share;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. SALE AND PURCHASE OF SHARES

1.1. The Sellers agree to sell, transfer, and deliver to the Buyer, and the Buyer agrees to purchase from the Sellers, 100% of the issued and outstanding shares of the Target Company (the “Acquired Shares”).

1.2. The total purchase price for the Acquired Shares shall be HK$20,400,000 (equivalent to USD2,598,726), payable in the form of newly issued Class A Ordinary Shares of the Buyer at an issuance price of USD1.98 per Class A Ordinary Share (the “Consideration Shares”).  No part of the consideration shall be satisfied in cash.

1.3. Each Vendor acknowledges that the Consideration Shares have not been and will not immediately be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and are being issued in reliance upon exemptions from the registration requirements of the Securities Act. Each Vendor is acquiring the Consideration Shares for its own account and not with a view to any distribution in violation of the Securities Act, and acknowledges that, until registered, the Consideration Shares will bear a customary restrictive legend and may not be offered, sold or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration under the Securities Act.

2. PAYMENT TERMS AND CLOSING

2.1. Purchase Shares. The Buyer shall make the payment of consideration by issuing 1,312,487 Class A Ordinary Shares of Buyer, to the Sellers (including 669,368 Consideration Shares to Seller A and 643,119 Consideration Shares to Seller B) upon the completion of the acquisition. For the avoidance of doubt, the acquisition shall be completed upon issuance of the Consideration Shares.

2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated in this Agreement shall take place upon the issuance of the 1,312,487 Consideration Shares to the Sellers (“Closing’).

3. REPRESENTATIONS AND WARRANTIES

3.1. Sellers represent and warrant to Buyer that the statements contained in this paragraph 3.1 are true and correct as of Closing Date.

3.1.1 Organization and Authority of Sellers. Sellers have full power and authority to enter into this Agreement and any other relevant transaction documents necessary to consummate this transaction (“Transaction Documents”) to which they are a party, to carry out their obligations under this Agreement and the Transaction Documents to which they are a party, and to consummate this transaction. The execution and delivery by Sellers of this Agreement and the Transaction Documents to which they are a party, the performance of their obligations and the consummation of the contemplated transaction have been duly authorized by all requisite action on the part of Sellers. This Agreement has been duly executed and delivered by Sellers, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Sellers enforceable against them in accordance with its terms.

3.1.2 Organization, Authority and Qualification of the Target Company. The Target Company is a company duly organized, validly existing and in good standing in Hong Kong and has power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Target Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All actions taken by Target Company in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to Closing.

3.1.3 Capitalization.

(a) Sellers are the record owners of and have good and valid title to the Acquired Shares, free and clear of all encumbrances, in the amounts set forth across their respective names on the signature page hereto. Sellers represent and warrant that the Acquired Shares constitute 100% of the total issued and outstanding Shares in the Target Company, the Shares have been duly authorized and are validly issued, fully-paid and non-assessable of tax and, upon consummation of the transaction contemplated by this Agreement, Buyer shall own all of the Acquired Shares, free and clear of all encumbrances.

(b) Sellers represent and warrant that the Shares were issued in compliance with applicable laws. The Shares were not issued in violation of the organizational documents of Target Company or any other agreement, arrangement or commitment to which Sellers are a party and is not subject to or in violation of any preemptive or similar rights of any person.

(c) Sellers represent and warrant that there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any Shares or obligating Sellers to issue or sell any Shares, or any other interest, in the Target Company. Other than the organizational documents of the Target Company, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

3.1.4 No Conflicts; Consents. The execution, delivery and performance by Sellers of this Agreement and the Transaction Documents to which it is a party, and the consummation of the contemplated transaction, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Sellers or the Target Company; (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to Sellers or the Target Company; (c) require the consent, notice or other action by any person under conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which Sellers or the Target Company is a party or by which Sellers or the Target Company is bound or to which any of their respective properties and assets are subject or any permit affecting the properties, assets or business of the Target Company; or (d) result in the creation or imposition of any encumbrance on any properties or assets of the Target Company. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Sellers or the Target Company in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the contemplated transaction.

3.1.5 Legal Proceedings; Governmental Orders; Compliance with Laws.

(a) There are no actions pending or threatened (a) against or by the Target Company affecting any of its properties or assets (or by or against Sellers or any affiliate of Sellers and relating to the Target Company); or (b) against or by the Target Company, Sellers or any affiliate of Sellers that challenges or seeks to prevent, enjoin or otherwise delay the transaction contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action.

(b) There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting the Target Company or any of its properties or assets.

(c) The Target Company is in compliance with all laws applicable to the Target Company, except to the extent that the failure to comply therewith would not have a material adverse effect or materially delay or interfere with the Sellers’ ability to consummate the transactions contemplated herein.

3.1.6 Taxes.

(a) All tax filings and necessary audit required to be filed or completed on or before Closing Date by the Target Company have been, or will be, timely filed. Such tax filings are, or will be, true, complete and correct in all respects. All taxes due and owing by the Target Company (whether or not shown on any tax filing) have been, or will be, timely paid.

(b) The Target Company has withheld and paid each tax required to have been withheld (if any), and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable law.

(c) No claim has been made by any taxing authority in any jurisdiction where the Target Company does not file tax filings that it is, or may be, subject to tax by that jurisdiction and no assessment, deficiency, or adjustment has been asserted, proposed, or, to the knowledge of the Target Company or the Sellers, threatened in writing with respect to any taxes or tax filings of or with respect to the Target Company.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Target Company. There is not in force any extension of time with respect to the due date for the filing of any tax filing of or with respect to the Target Company.

(e) There are no encumbrances (other than encumbrances for current period taxes not yet due and payable) on any of the assets of the Target Company that arose in connection with any failure (or alleged failure) to pay any tax.

(f) There are no regulatory tax inspection or administrative or judicial proceedings are being conducted, pending, or to the knowledge of the Target Company or the Sellers, threatened with respect to the Target Company.

(g) The Target Company is not a party to or bound by any tax allocation, sharing or indemnity agreements or arrangements.

(h) The Target Company does not have any liability for the taxes of any person, or as a transferee or successor, or by contract or otherwise.

(i) No power of attorney that is currently in force has been granted with respect to any matter relating to taxes that could affect the Target Company.

(j) All of the property of the Target Company that is subject to property tax (if any), has been properly listed and described on the property tax rolls of the appropriate taxing jurisdiction for all periods prior to March 31, 2026 and no portion of the Target Company’s property constitutes omitted property for property tax purposes.

3.1.7 Books and Records. The minute books of the Target Company have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. At Closing, all of those books and records will be in the possession of the Target Company.

3.2. Buyer represents and warrants to Sellers that the statements contained in this paragraph 3.2 are true and correct as of Closing Date.

3.2.1 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of British Virign Islands. Buyer has full corporate power and authority to enter into this Agreement and the Transaction Documents to which Buyer is a party, to carry out its obligations and to consummate the contemplated transaction. The execution and delivery by Buyer of this Agreement and the Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations and the consummation by Buyer of the contemplated transaction have been duly authorized by its board of directors. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party to the Transaction Documents), the Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

3.2.2 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the contemplated transaction, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to Buyer; (c) require the consent, notice or other action by any person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any contract to which Buyer is a party or by which Buyer is bound or to which any of its respective properties and assets are subject or any permit affecting the properties, assets or business of Buyer; or (d) result in the creation or imposition of any encumbrance on any properties or assets of Buyer. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the contemplated transaction, except for any filings required under U.S. federal securities laws, Nasdaq rules, or other applicable regulations.

3.2.3 Legal Proceedings. There are no actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transaction contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such action.

3.2.4 No Knowledge of Misrepresentations or Omissions. Buyer has had the opportunity and has reviewed all due diligence information of the Target Company and Sellers as disclosed to Buyer. Buyer is not aware that any of the representations and warranties or certificates of Sellers and the Target Company are untrue or incorrect, individually or in the aggregate, in any respect, which would result in a material misrepresentation to Buyer, and Buyer shall have no responsibility for the accuracy of such due diligence information, representations or warranties.

3.2.5 Capital Structure.

(a) The Buyer is authorized to issue an unlimited number of Class A Ordinary Shares and Class B Ordinary Shares with no par value.

(b) The issuance of the Consideration Shares has been duly authorized by the Buyer’s board of directors and, when issued pursuant to the terms of this Agreement, (i) will be duly authorized, validly issued, and fully paid in compliance with applicable laws, (ii) will not be issued in violation of the organizational documents of Buyer or any other agreement, arrangement or commitment to which Buyer is a party and are not subject to or in violation of any pre-emption or similar rights of any person.

(c) Other than otherwise disclosed in this Agreement, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any capital shares in Buyer or obligating Buyer to issue or sell any capital shares, or any other interest, in Buyer. Other than the organizational documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital shares of Buyer.

3.2.6 Legal Proceedings; Governmental Orders; Compliance with Laws.

(a) There are no actions pending or threatened (a) against or by Buyer affecting any of its properties or assets; or (b) against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such action.

(b) There are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting Buyer or any of its properties or assets.

(c) Buyer is in compliance with all laws applicable to Buyer, except to the extent that the failure to comply therewith would not have a material adverse effect or materially delay or interfere with the Buyer’s ability to consummate the transaction contemplated herein.

3.2.7 Taxes. All tax filings required to be filed on or before Closing Date by Buyer have been, or will be, timely filed. Such tax filings are, or will be, true, complete and correct in all respects. All taxes due and owing by buyer (whether or not shown on any tax filing) have been, or will be, timely paid.

4. CONDITIONS PRECEDENT

4.1. Conditions to Obligations of All Parties. The obligations of the parties under this Agreement shall be subject to the fulfillment, at or prior to Closing, of Sellers having received all consents, authorizations, orders and approvals and Buyer shall have received all consents, authorizations, orders and approvals, in each case, in form and substance reasonably satisfactory to Buyer and Sellers, and no such consent, authorization, order and approval shall have been revoked.

4.2 Conditions to Obligations of Buyer. The obligations Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver in Buyer’s discretion, at or prior to Closing, of each of the following conditions:

(a) No Material Adverse Effects. Between the Effective Date and Closing, there shall be no material adverse effect in the operations or condition of the Target Company or Sellers’ assets or the financial condition or liabilities (as reflected in the balance sheet of the Target Company or otherwise) of Sellers other than such expenditures, business arrangements and changes in operations as mutually agreed by the parties prior to Closing and as provided in this Agreement. From the Effective Date, there shall not have occurred any material adverse effect on the Target Company or Sellers, nor shall any event or events have occurred that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect.

(b) Representation and Warranties. The representations and warranties of Sellers contained in this Agreement, and the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) on and as of the date hereof and on and as of Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(c) Compliance. The parties shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by Sellers prior to or on Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the parties shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

 (d) No Restraining Actions. No action shall have been commenced against Buyer or Sellers, which would prevent Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any contemplated transaction.

(e) Transaction Documents. The other Transaction Documents shall have been executed and delivered and true and complete copies of the executed Transaction Documents shall have been delivered to Buyer.

4.3 Conditions to Obligations of Seller. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to Closing, of each of the following conditions:

(a) No Material Adverse Effects. Between the Effective Date and Closing, there shall be no material adverse effect in the operations or condition of Buyer’s assets or the financial condition or liabilities (as reflected in Buyer’s Balance Sheet or otherwise) of Buyer other than such expenditures, business arrangements and changes in operations as mutually agreed by the parties prior to Closing and as provided in this Agreement. From the Effective Date, there shall not have occurred any material adverse effect, nor shall any event or events have occurred that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect.

(b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant to this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or material adverse effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) on and as of the Effective Date and on and as of Closing Date with the same effect as though made at and as of Closing Date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(c) Compliance. Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents, to be performed or complied with by it prior to or on Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(d) Transaction Documents. The other Transaction Documents shall have been executed and true and complete copies shall have been delivered to Sellers.

(e) Shares. Buyer shall have delivered the shares certificates for the Consideration Shares, the issuance of which shall have been duly authorized by the Buyer’s board of directors, and all necessary regulatory approvals and shareholder approvals for the issuance have been obtained.

5. MISCELLANEOUS

5.1. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

5.2. Entire Agreement: This Agreement constitutes the entire agreement between the parties and supersedes all prior discussions and understandings relating to the subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:

Happy City Holdings Limited

By:
Name:	Kwan Suk Yee
Title:	Director

SELLER A:

Li Yong

By:

SELLER B:

Liang Jinbin

By: